UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 1/18/2010

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-123749

Delaware	20-0411521
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-123747

Delaware	26-3739386
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement

On January 18, 2010, consistent with our announcement in the third quarter of 2009 of our intent to exit our Pernis, the Netherlands facility, our indirect, wholly-owned subsidiary Kraton Polymers Nederland BV (“Kraton Netherlands”) agreed to terminate the following material definitive agreements:

•	First Amended and Restated Site Services, Utilities, Materials and Facilities Agreement between Kraton Netherlands and Shell Nederland Raffinaderij BV (“SNR”) dated 28 February 2001; and

•

First Amended and Restated Site Services, Utilities, Materials and Facilities Agreement between Kraton Netherlands and Shell Nederland Chemie BV (“SNC,” and together with SNR, the “Shell Entities”) dated 28 February 2001.

Production at the Pernis facilities ceased December 31, 2009. However, the actual termination of these agreements remains subject to the satisfaction of various conditions and is anticipated to become effective on or about May 31, 2010.

Under the agreements that are being terminated (and agreements ancillary to the agreements that are being terminated), the Shell Entities provide various site services, utilities, materials and facilities at the Pernis facilities. The Shell Entities employ and provide all staff, other than certain plant managers, assistant plant managers and technical personnel, whom we appoint.

The termination of these agreements is being undertaken in connection with our decision to cease production of isoprene rubber at the Pernis facilities and transfer such production to another company facility. In addition to the ongoing service fees through the effective date of the termination (currently estimated at €1.8 million), Kraton Netherlands will pay the Shell Entities approximately €5.2 million excluding VAT in connection with the termination of the agreements and the demolition and transfer to the Shell Entities of the Pernis facilities. Under the termination agreement, the Shell Entities will indemnify and hold harmless Kraton Netherlands against environmental damages suffered by Kraton Netherlands in connection with the demolition of the Pernis facilities, and SNR will also indemnify Kraton Netherlands for any claims relating to the release from service of the operators of the Pernis facilities.

Prior to February 28, 2001, our company was operated by Shell Chemicals, an affiliate of the Shell Entities, and we retain numerous material relationships with affiliates of the Shell Entities. For example, we have contracted with affiliates of the Shell Entities to supply us with raw materials, including isoprene, butadiene and styrene in various regions. We are also indemnified by affiliates of the Shell Entities for certain environmental and other liabilities relating to matters occurring before our separation from Shell Chemicals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

Date: February 9, 2010	By:	/s/Stephen W. Duffy
Stephen W. Duffy
Vice President and General Counsel

Kraton Performance Polymers, Inc.

Date: February 9, 2010	By:	/s/Stephen W. Duffy
Stephen W. Duffy
Vice President and General Counsel